Exhibit 99.(k)(6)

February 5, 2021

First EAGLE CREDIT OPPORTUNITIES FUND SPV, LLC,
as Borrower

ALLY BANK,
as Administrative Agent

and

U.S. BANK NATIONAL ASSOCIATION,

as Securities Intermediary

SECURITIES ACCOUNT CONTROL AGREEMENT

SECURITIES ACCOUNT CONTROL AGREEMENT (this “Agreement”), dated as of February 5, 2021 among FIRST EAGLE CREDIT OPPORTUNITIES FUND SPV, LLC, a Delaware limited liability company (the “Borrower”), ALLY BANK, in its capacity as Administrative Agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) under the Loan and Security Agreement, and U.S. BANK NATIONAL ASSOCIATION, in its capacity as Securities Intermediary (in such capacity, together with its successors in such capacity, the “Securities Intermediary”).

In consideration of the mutual agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

INTERPRETATION

Section 1.  (a) Definitions. The terms defined in Section 13 will have the meanings therein specified for the purpose of this Agreement. In addition, all terms used herein which are defined in the Loan and Security Agreement or in Article 8 or Article 9 of the UCC and which are not otherwise defined herein are used herein as so defined.

(b)  Rules of Construction. Unless the context otherwise clearly requires: (i) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined; (ii) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms; (iii) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (iv) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (v) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (vi) any reference herein to any Person shall be construed to include such Person’s successors and assigns; (vii) the words “herein,” “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; (viii) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement and (ix) references herein to the knowledge or actual knowledge of a Person shall mean, except as explicitly provided in the Transaction Documents, the actual knowledge following reasonable inquiry under the circumstances of a Responsible Officer (as defined herein or in the Loan and Security Agreement) of such Person.

ARTICLE II

APPOINTMENT OF Securities Intermediary

Section 2.  The Borrower hereby appoints the Securities Intermediary to act as securities intermediary under this Agreement. The Securities Intermediary hereby accepts such appointment and agrees to abide by the terms and conditions of the Loan and Security Agreement as it relates to the Securities Intermediary. The Securities Intermediary shall hold all Certificated Securities and Instruments in physical form received by it at the office of U.S. Bank National Association, 190 S. LaSalle Street, 8th Floor, Chicago, Illinois 60603 (for any items which are promissory notes or other evidence representing a loan obligation, at 1719 Otis Way, Florence, South Carolina 29501). All Certificated Securities and Instruments will be credited to an Account (as defined in Section 3(a) hereof).

ARTICLE III

THE ACCOUNTS

Section 3.  (a) Establishment of Accounts. The Securities Intermediary acknowledges and agrees that, at the direction and on behalf of the Administrative Agent, it has established and is maintaining on its books and records the following accounts in the name of the Borrower, subject in each case to the lien of Ally Bank, as Administrative Agent, for the benefit of the Secured Parties (as defined in the Loan and Security Agreement):

(A)  account number 198591-101 designated the Interest Collection Account;

(B)  account number 198591-102 designated the Principal Collection Account;

(C)  account number 198591-104 designated the Collateral Account;

(D)  account number 198591-100 designated the General Collection Account;

(E)  account number 198591-103 designated the Unfunded Exposure Account;

(F)   account number 198591-105 designated the Interest AUD Collection Account;

(G)  account number 198591-106 designated the Interest CAD Collection Account;

(H)  account number 198591-107 designated the Interest GBP Collection Account;

(I)  account number 198591-108 designated the Interest EUR Collection Account;

(J)  account number 198591-109 designated the Principal AUD Collection Account;

(K)  account number 198591-110 designated the Principal CAD Collection Account;

(L)  account number 198591-111 designated the Principal GBP Collection Account; and

(M)  account number 198591-112 designated the Principal EUR Collection Account;

(such accounts, together with any replacements thereof, subaccounts thereof or substitutions therefor pursuant to the terms of the Loan and Security Agreement, collectively, the “Accounts”).

(b)  Status of Accounts; Treatment of Property as Financial Assets; Relationship of Parties. The Securities Intermediary hereby agrees with the Borrower and the Administrative Agent that: (i) each of the Accounts is a “securities account” (within the meaning of Section 8-501(a) of the UCC) in respect of which the Securities Intermediary is a “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC) and an “intermediary” (within the meaning of Article 1(1)(c) of the Hague Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary (the “Hague Securities Convention”)), (ii) each item of property (whether cash, a security, an instrument or any other property) credited to any of the Accounts shall be treated as a “financial asset” (within the meaning of Section 8-102(a)(9) of the UCC), and (iii) each of the Accounts and any rights or proceeds derived therefrom are subject to the liens and other security interests in favor of the Administrative Agent on behalf of and for the benefit of the Secured Parties as set forth in the Loan and Security Agreement and that the rights of the Borrower in respect of the Accounts are also subject to such liens and such other security interests as set forth in the Loan and Security Agreement. Except as otherwise provided in Section 15 hereof with respect to Loan Assets, (i) all securities or other property underlying any financial assets credited to any Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or indorsed in blank or credit to another securities account maintained in the name of the Securities Intermediary; (ii) in no case will any financial asset credited to the Collateral Account be registered in the name of the Borrower, payable to the order of the Borrower or specially indorsed to the Borrower except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank. The Borrower hereby directs the Securities Intermediary, subject to the terms of this Agreement, to identify the Borrower on its books and records as the “entitlement holder” (as defined in Section 8-102(a)(7) of the UCC) with respect to each Account and the property held therein and the Securities Intermediary agrees to do the same. The Securities Intermediary acknowledges that, for the purposes of any Account described herein, it shall be deemed the “qualified custodian” thereof as defined in Rule 206-4(2) (the “Rule”) under the Investment Advisers Act of 1940, as amended; provided that nothing in the foregoing shall impose any additional duties on the Securities Intermediary, including any reporting duties under the Rule, other than those duties as expressly set forth herein. The Securities Intermediary acknowledges that, for the purposes of this Agreement, it shall be deemed the “Custodian” as defined in Section 17(f)(1) of the Investment Company Act of 1940.

(c)  The Securities Intermediary will promptly credit to the appropriate Account all property delivered pursuant to the Loan and Security Agreement and the Sale Agreement.

(d)  Form of Securities, Instruments, etc. All securities and other financial assets credited to any of the Accounts that are in registered form or that are payable to or to the order of shall be (i) registered in the name of, or payable to or to the order of, the Securities Intermediary, (ii) indorsed to or to the order of the Securities Intermediary or in blank, or (iii) credited to another securities account maintained in the name of the Securities Intermediary; and in no case will any financial asset credited to any of the Accounts be registered in the name of, or payable to or to the order of, the Borrower or indorsed to or to the order of the Borrower, except to the extent the foregoing have been specially indorsed to or to the order of the Securities Intermediary or in blank.

(e)  Securities Intermediary’s Jurisdiction. The Securities Intermediary agrees that, for the purposes of the UCC, its “securities intermediary’s jurisdiction” (within the meaning of Section 8-110(e) of the UCC) shall be the State of New York. To the extent that any Account (into which cash is credited as set forth herein) is recharacterized as a “deposit account” (within the meaning of Section 9-102(a)(29) of the UCC), New York shall be deemed to be the “bank’s jurisdiction” (within the meaning of Section 9-304(b) of the UCC). In such event, the Securities Intermediary, acting as a “bank” (within the meaning of Section 9-102(a)(8) of the UCC), shall comply with instructions within the meaning of Section 9-104 of the UCC originated by the Administrative Agent directing the disposition of funds in the Accounts, without further consent by the Borrower or any other Person. As permitted by Article 4 of the Hague Convention, the parties hereto agree that the law of the State of New York shall govern each Account and the issues specified in Article 2(1) of the Hague Convention. The provisions of the immediately preceding sentence shall be construed as an amendment to any other account agreement governing any Account.

(f)  Conflicts with other Agreements. The Securities Intermediary agrees that, if there is any conflict between this Agreement (or any portion thereof) and any other agreement (whether now existing or hereafter entered into) relating to any of the Accounts, the provisions of this Agreement shall prevail.

(g)  No Other Agreements. The Securities Intermediary hereby confirms and agrees that:

  (i)  there are no other agreements entered into between the Securities Intermediary and the Borrower with respect to any Account or any financial asset or security entitlement credited to any Account;

  (ii)  it has not entered into, and until the termination of this Agreement will not enter into, any other agreement with any other Person relating to the Accounts and/or any financial asset or security entitlement credited thereto (A) pursuant to which it has agreed or will agree to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) of such other Person or (B) with respect to the creation or perfection of any other security interest in any Account or any financial asset or security entitlement credited thereto; and

  (iii)  it has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Borrower or any other Person purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 3(h) hereof.

(h)  Entitlement Orders, Standing Instructions.

  (i)  The Borrower and the Securities Intermediary each agree that if at any time a Responsible Officer of the Securities Intermediary shall receive an “entitlement order” (within the meaning of Section 8-102(a)(8) of the New York UCC) or any other order originated by the Administrative Agent and relating to any Account or any financial assets or security entitlements credited thereto (collectively, a “Transfer Order”), the Securities Intermediary shall comply with such Transfer Order without further consent by the Borrower or any other Person.

  (ii)  At any time prior to the delivery to and receipt by the Securities Intermediary of a Notice of Exclusive Control, the Securities Intermediary shall comply with each Transfer Order it receives from the Borrower or the Collateral Manager on behalf of the Borrower without the further consent of the Administrative Agent or any other Person.

  (iii)  Upon receipt by the Securities Intermediary of a Notice of Exclusive Control, and until such Notice of Exclusive Control is withdrawn or rescinded by the Administrative Agent in writing, the Securities Intermediary shall not comply with any Transfer Order it receives from the Borrower, the Collateral Manager or any other Person and shall act solely upon Transfer Orders received from the Administrative Agent.

(i)  At the time of its entry into the governing law provisions of this Agreement (such agreement, together with all other account forms required by the Securities Intermediary, shall constitute the “account agreement” as such term is used and defined in, and for all purposes under, the Hague Securities Convention, the “Account Agreement”), the Securities Intermediary had an office located in the United States of America that was not a temporary office and that engaged in a business or other regular activity of maintaining securities accounts.

(j)  For the avoidance of doubt, the Accounts (including income, if any, earned on the investments of funds in the Accounts) will be owned by the Borrower, for federal income tax purposes. The Borrower is required to provide to the Securities Intermediary (i) an appropriate IRS Form W-8 no later than the Closing Date, and (ii) any additional IRS forms (or updated versions of any previously submitted IRS forms) or other documentation upon the reasonable request of the Securities Intermediary as may be necessary (i) to reduce or eliminate the imposition of U.S. withholding taxes and (ii) to permit the Securities Intermediary on behalf of the Borrower to fulfill its tax reporting obligations under applicable law with respect to the Accounts or any amounts paid to the Borrower. If any IRS form or other documentation previously delivered becomes obsolete or inaccurate in any respect, the Borrower shall timely provide to the Securities Intermediary accurately updated and complete versions of such IRS forms or other documentation. U.S. Bank National Association, both in its individual capacity and in its capacity as Securities Intermediary, shall have no liability to the Borrower or any other person in connection with any tax withholding amounts paid or withheld from the Accounts pursuant to applicable law and arising from the Borrower’s failure to timely provide an accurate, correct and complete appropriate IRS Form W-8 or such other documentation contemplated under this paragraph. For the avoidance of doubt, no funds shall be invested with respect to the Accounts absent the Securities Intermediary having first received (i) the requisite written investment direction with respect to the investment of such funds from the Borrower, and (ii) the IRS forms and other documentation required by this paragraph.

ARTICLE IV

THE SECURITIES INTERMEDIARY

Section 4.  (a) No Change to Accounts. Without the prior written consent of the Administrative Agent, the Securities Intermediary will not change the account number or designation of any Account.

(b)  Certain Information. The Securities Intermediary shall promptly notify the Administrative Agent and the Borrower if it has actual knowledge of or receives written notice that any Person asserts or seeks to assert a lien, encumbrance or adverse claim against any portion or all of the property credited to any Account. The Securities Intermediary will send copies of all statements, confirmations and other correspondence relating to each Account (and/or any financial assets credited thereto) simultaneously to the Administrative Agent and the Borrower (with a copy to the Collateral Custodian). The Securities Intermediary will furnish to the Borrower and the Administrative Agent, upon written request, an account statement with respect to each Account.

(c)  Subordination. In the event that the Securities Intermediary has or subsequently obtains by agreement, by operation of law or otherwise a security interest in any of the Accounts, or any financial asset credited thereto, the Securities Intermediary hereby subordinates any such security interest therein to the security interest of the Administrative Agent in the Accounts, in all property credited thereto and in all security entitlements with respect to such property. Without limitation of the foregoing, the Securities Intermediary hereby subordinates to such security interest of the Administrative Agent (for itself and on behalf of the Secured Parties) any and all statutory, regulatory, contractual or other rights now or hereafter existing in favor of the Securities Intermediary over or with respect to the Accounts, all property credited thereto and all security entitlements to such property (including (i) any and all contractual rights of set-off, lien or compensation, (ii) any and all statutory or regulatory rights of pledge, lien, set-off or compensation, (iii) any and all statutory, regulatory, contractual or other rights to put on hold, block transfers from or fail to honor instructions of the Borrower or the Administrative Agent with respect to the Accounts, or (iv) any and all statutory or other rights to prohibit or otherwise limit the pledge, assignment, collateral assignment or granting of any type of security interest of the Securities Intermediary in the Accounts), except the Securities Intermediary may set off the face amount of any checks that have been credited to any of the

Accounts but are subsequently returned unpaid because of uncollected or insufficient funds and all amounts due to it in respect of customary fees and expenses for routine maintenance and operation of the Accounts.

(d)  Limitation on Liability. The Securities Intermediary shall not have any duties or obligations except those expressly set forth herein and shall satisfy those duties expressly set forth herein so long as it acts without bad faith, gross negligence, fraud, reckless disregard or willful misconduct. Without limiting the generality of the foregoing, the Securities Intermediary shall not be subject to any fiduciary or other implied duties, and the Securities Intermediary shall not have any duty to take any discretionary action or exercise any discretionary powers. None of the Securities Intermediary, any Affiliate of the Securities Intermediary, or any officer, agent, stockholder, partner, member, director or employee of the Securities Intermediary or any of their Affiliates shall have any liability, whether direct or indirect and whether in contract, tort or otherwise (i) for any action taken or omitted to be taken by any of them hereunder or in connection herewith unless such act or omission was performed or omitted in bad faith or constituted gross negligence, fraud, reckless disregard or willful misconduct, or (ii) for any action taken or omitted to be taken by the Securities Intermediary in good faith in accordance with the terms hereof at the express direction of the Administrative Agent under this Agreement. In addition, the Securities Intermediary shall not be responsible or have any liability for making any investment or reinvestment of any Cash balance in the Accounts pursuant to the terms of this Agreement and the Loan and Security Agreement. The liabilities of the Securities Intermediary shall be limited to those expressly set forth in this Agreement. With the exception of this Agreement, the Securities Intermediary is not responsible for or chargeable with knowledge of any terms or conditions contained in any agreement referred to herein. The Securities Intermediary shall not be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Securities Intermediary shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to maintain performance and, if necessary, resume performance as soon as practicable under the circumstances.

(e)  Reliance. The Securities Intermediary shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, legal opinion, request, certificate, consent, statement, instrument, document or other writing delivered to the Securities Intermediary under or in connection with this Agreement and reasonably and in good faith believed by it to be genuine and to have been signed or sent by the proper Person. The Securities Intermediary may consult with legal counsel, independent accountants and other legal and financial experts with a national reputation in the applicable matter selected by it with due care, and shall not be liable for any action taken or not taken by the Securities Intermediary reasonably, in good faith and in accordance with the advice of any such counsel, accountants or experts.

(f)  Rights. U.S. Bank National Association, in its capacity as Securities Intermediary hereunder shall be afforded all of the rights, powers, immunities and indemnities of the Collateral Custodian set forth in the Loan and Security Agreement as if such rights, powers, immunities and indemnities were specifically set forth herein in addition (but without duplication) to and without limiting such rights, powers, immunities and indemnities set forth herein.

(g)  The duties and obligations of the Securities Intermediary shall be determined solely by the express provisions of this Agreement, and the Securities Intermediary shall take such action with respect to this Agreement as it shall be directed pursuant to Section 3(h) hereof, and the Securities Intermediary shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement and as specifically directed by the Administrative Agent, and no implied covenants or obligations shall be read into this Agreement against the Securities Intermediary.

(h)  The Securities Intermediary shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Securities Intermediary, except for its own gross negligence or willful misconduct or reckless disregard of its duties or obligations hereunder.

(i)  The Securities Intermediary shall not be liable with respect to any action taken or omitted to be taken by it reasonably, in good faith and in accordance with any direction of the Administrative Agent given under this Agreement.

(j)  None of the provisions of this Agreement shall require the Securities Intermediary to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(k)  Whenever in the administration of the provisions of this Agreement the Securities Intermediary shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on the part of the Securities Intermediary or reckless disregard of its duties or obligations hereunder, be deemed to be conclusively proved and established by a certificate signed by the Administrative Agent and delivered to the Securities Intermediary, and such certificate, in the absence of gross negligence or willful misconduct on the part of the Securities Intermediary or reckless disregard of its duties or obligations hereunder, shall be full warrant to the Securities Intermediary for any action taken, suffered or omitted by it under the provisions of this Agreement upon the faith thereof.

(l)  Other than with respect to the provisions related to the Securities Intermediary under this Agreement, the Securities Intermediary shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent entitlement order, approval or other paper or document.

(m)  Any corporation into which the Securities Intermediary may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger,

conversion or consolidation to which the Securities Intermediary shall be a party, or any corporation succeeding to the business of the Securities Intermediary shall be the successor of the Securities Intermediary hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

(n)  The Securities Intermediary and any successor thereto may at any time resign by giving ninety (90) days written notice of resignation to the Administrative Agent and the Borrower; provided that such resignation shall not be effective until a successor shall have been duly appointed and shall have accepted such appointment and obligations to perform its duties in accordance with terms substantially similar to this Agreement. Upon receiving such notice of resignation, the Borrower shall (subject to the consent of the Administrative Agent) promptly appoint a successor and, upon the acceptance by the successor of such appointment, release the resigning Securities Intermediary from its obligations hereunder by written instrument, a copy of which instrument shall be delivered to each of the Administrative Agent, the Borrower, the resigning Securities Intermediary and the successor securities intermediary. If no successor shall have been so appointed and have accepted appointment within ninety (90) days after the giving of such notice of resignation, the resigning Securities Intermediary may petition, at the expense of the Borrower, any court of competent jurisdiction for the appointment of a successor.

ARTICLE V

LIMITATION ON DAMAGES; EXPENSES; FEES

Section 5.  (a) Expenses and Fees. Subject to the Collateral Custodian Fee Letter, the Borrower shall be responsible for, and hereby agrees to pay, all reasonable and documented out-of-pocket costs and expenses incurred by the Securities Intermediary in connection with the establishment and maintenance of the Accounts, including the Securities Intermediary’s fees and expenses, as set forth in the Collateral Custodian Fee Letter, any reasonable and documented out of pocket costs or expenses incurred by the Securities Intermediary as a result of conflicting claims or notices involving the parties hereto, including the reasonable and documented out-of-pocket fees and expenses of its external counsel, and all other reasonable disbursements, advances, costs and expenses incurred in connection with the execution, administration or enforcement of this Agreement including reasonable attorneys’ fees and costs, whether or not such enforcement includes the filing of a lawsuit, in each case except any expenses as may be attributable to gross negligence, bad faith or willful misconduct on the part of the Securities Intermediary. Notwithstanding anything to the contrary provided herein, all amounts payable by the Borrower to the Securities Intermediary under this Agreement shall be payable only in accordance with, and subject to, the terms of the Collateral Custodian Fee Letter and the Loan and Security Agreement, and the Securities Intermediary shall be considered the Collateral Custodian for such purposes. The provision of this Section will survive the termination of this Agreement and the resignation or removal of the Securities Intermediary.

(b)  Collateral Custodian Expenses. The amounts set forth in Section 5(a) above shall only be paid in accordance with the priorities set forth in the Loan and Security Agreement.

(c)  No Consequential Damages. Notwithstanding anything in this Agreement to the contrary, in no event shall the Securities Intermediary or the Borrower be liable for special, punitive, incidental, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Securities Intermediary or the Borrower, as applicable, has been advised of such loss or damage and regardless of the form of action.

ARTICLE VI

REPRESENTATIONS and covenants

Section 6.  The Securities Intermediary represents to the Borrower and the Administrative Agent that:

(a)  Status. It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing.

(b)  Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance; and this Agreement has been, and each other such document will be, duly executed and delivered by it.

(c)  Obligations Binding. Its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, liquidation, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application, including, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(d)  Waiver of Setoffs. The Securities Intermediary hereby expressly waives any and all rights of setoff that such party may otherwise at any time have under Applicable Law with respect to any Account.

(e)  Ordinary Course. The Securities Intermediary, in the ordinary course of its business, maintains securities accounts for others and is acting in such capacity in respect of any Account.

(f)  Comply with Duties. The Securities Intermediary will comply at all times with the duties of a “securities intermediary” under Article 8 of the UCC.

(g)  Consents. All governmental and other consents that are required to have been obtained by the Securities Intermediary with respect to the execution, delivery and performance by the Securities Intermediary of this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with.

(h)  Non-Contravention. The execution, delivery and performance of this Agreement by the Securities Intermediary will not (i) violate or contravene the terms of its organizational documents or (ii) breach any law, rule, regulation, judgment or order applicable to it.

ARTICLE VII

ADVERSE CLAIMS

Section 7.  Except for the claims and interest of the Administrative Agent and of the Borrower in the Accounts, the Securities Intermediary does not have any actual knowledge (without any obligation of independent inquiry or investigation) of any claim to, or interest in, any Account or in any “financial asset” (as defined in Section 8-102(a) of the UCC) credited thereto. If any Person (as notified in writing to the Securities Intermediary) asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Account or in any financial asset carried therein, the Securities Intermediary will promptly notify the Administrative Agent and Borrower thereof.

ARTICLE VIII

TRANSFER

Section 8.  (a) Except as otherwise set forth in the Transaction Documents, neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by any party without the prior written consent of each other party, except that:

  (i)  a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another Person (but without prejudice to any other right or remedy under any other agreement); and

  (ii)  the Administrative Agent may transfer all of its interests and obligations in and under this Agreement to a successor Administrative Agent under the Loan and Security Agreement; provided that the Securities Intermediary shall have no obligation to comply with any entitlement order, notice, request, certificate, consent, statement, instrument, document or other writing delivered by successor until the Securities Intermediary receives evidence of such transfer as the Securities Intermediary may reasonably require.

(b)  The transfer of this Agreement shall not terminate any Account or alter the obligations of the Securities Intermediary to the Borrower or the Administrative Agent with respect to any Account.

(c)  Any purported transfer that is not in compliance with this Section 8 will be void.

ARTICLE IX

TERMINATION

Section 9.  The rights and powers granted herein to the Administrative Agent have been granted in order to perfect its security interest in the Accounts and the financial assets credited thereto, are powers coupled with an interest and will be affected neither by the bankruptcy of the Borrower nor by the lapse of time. The obligations of the Securities Intermediary shall continue in effect until the security interests of the Administrative Agent (for itself and on behalf of the Secured Parties) in the Accounts have been terminated pursuant to the terms of the Loan and Security Agreement and the Administrative Agent has notified the Securities Intermediary in accordance with Section 11 hereof of such termination in writing. Upon the written instruction of the Administrative Agent (which instruction shall be delivered in accordance with Section 11 hereof), the Securities Intermediary shall close the Account or Accounts specified in such instruction and disburse to the Borrower the balance of any assets therein, and the security interest in such Account shall be terminated.

Except as provided above, the termination of this Agreement shall not terminate any Account or alter the obligations of the Securities Intermediary to the Borrower or the Administrative Agent pursuant to any other agreement with respect to any Account.

ARTICLE X

MISCELLANEOUS

Section 10.  (a) Entire Agreement. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

(b)  Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission), approved by the Administrative Agent and the Borrower and executed by each of the parties hereto.

(c)  Survival. All representations and warranties made in this Agreement or in any certificate or other document delivered pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement or such certificate or other document (as the case may be) or any deemed repetition of any such representation or warranty. In addition, the rights of the Securities Intermediary under Sections 4 and 5, and the obligations of the Borrower under Section 5, shall survive the termination of this Agreement and the resignation or removal of the Securities Intermediary.

(d)  Benefit of Agreement. Subject to Section 8, this Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and the Securities Intermediary and their respective successors and permitted assigns. The Securities Intermediary acknowledges and consents to the assignment of this Agreement by the Borrower to the Administrative Agent for the benefit of the Secured Parties. The Collateral Custodian shall be an express third-party beneficiary of this Agreement and entitled to enforce all provisions herein as though it is a party hereto.

(e)  Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile or other electronic means), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

(f)  No Waiver of Rights. No failure on the part of any party hereto to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right.

(g)  Headings and Schedules. The headings in this Agreement are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

(h)  Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(i)  No Agency. Notwithstanding anything that may be construed to the contrary, it is understood and agreed that the Securities Intermediary is not, nor shall it be considered to be, an agent of the Administrative Agent. In addition, the Securities Intermediary shall not act or represent itself, directly or by implication, as an agent of the Administrative Agent or in any manner assume or create any obligation whatsoever on behalf of, or in the name of, the Administrative Agent.

(j)  Electronic Signatures. This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

ARTICLE XI

NOTICES

Section 11.  (a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below to the address or number provided in Schedule I attached hereto and will be deemed effective as indicated: (i) if in writing and delivered in Person or by courier, on the date it is delivered; (ii) if sent by facsimile or email transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed, that the burden of proving receipt of a facsimile will be on the sender and will be met by a transmission report generated by the sender’s facsimile machine); or (iii) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted, unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Business Day.

(b)  Change of Addresses. Any party hereto may, by written notice to the other parties hereto, change the address or facsimile number at which notices or other communications are to be given to it hereunder.

(c)  Limitations on Liability of Securities Intermediary. The Securities Intermediary agrees to accept and act upon instructions or directions pursuant to this Agreement sent by unsecured email, facsimile transmission or other similar unsecured electronic methods; provided that any person providing such instructions or directions shall provide to the Securities Intermediary an incumbency certificate listing persons designated to provide such instructions or directions, which incumbency certificate shall be amended whenever a person is added or deleted from the listing. If such person elects to give the Securities Intermediary email or facsimile instructions (or instructions by a similar electronic method) and the Securities Intermediary in its reasonable discretion elects to act upon such instructions, the Securities Intermediary’s reasonable understanding of such instructions shall be deemed controlling. The Securities Intermediary shall not be liable for any losses, costs or expenses arising directly or indirectly from the Securities Intermediary’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the

Securities Intermediary, including without limitation the risk of the Securities Intermediary acting on unauthorized instructions, and the risk of interception and misuse by third parties.

ARTICLE XII

GOVERNING LAW AND JURISDICTION

Section 12.  (a) Governing Law; Jury Waiver. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

(b)  Consent to Jurisdiction; Waivers. Each of the Borrower, the Administrative Agent and the Securities Intermediary hereby irrevocably and unconditionally:

  (i)  submits for itself and its property in any legal action or proceeding relating to this Agreement , or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York sitting in New York City, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

  (ii)  consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

  (iii)  agrees that service of process (other than with respect to the Securities Intermediary) in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address as provided in Section 11;

  (iv)  agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

  (v)  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 12 any special, exemplary, punitive or consequential damages.

ARTICLE XIII

DEFINITIONS

Section 13.  As used in this Agreement:

“Certificated Security” has the meaning specified in Section 8-102(a)(4) of the UCC.

“consent” includes a consent, approval, action, authorization, exemption, notice, filing, registration or exchange control consent.

“Instrument” has the meaning specified in Section 9-102(a)(47) of the UCC.

“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.

“Loan and Security Agreement” means the Loan, Security and Collateral Management Agreement, dated as of February 5, 2021 by and among the Borrower, First Eagle Alternative Credit, LLC, as the collateral manager (the “Collateral Manager”), each of the lenders from time to time party thereto, Ally Bank, as the Administrative Agent and as arranger, and U.S. Bank National Association, as the collateral custodian (the “Collateral Custodian”) and document custodian, as amended, restated, supplemented or otherwise modified from time to time.

“Notice of Exclusive Control” means a notice delivered by the Administrative Agent after the occurrence of an Event of Default to and received by the Securities Intermediary in accordance with Section 11(a) stating that the Administrative Agent is exercising exclusive control over the Accounts.

“Proceedings” has the meaning specified in Section 12(b).

“Responsible Officer” means, when used with respect to the Securities Intermediary, any officer within the Corporate Trust Office (or any successor group of the Securities Intermediary) including any vice president, assistant vice president or officer of the Securities Intermediary customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Corporate Trust Office because of such person’s knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of this Agreement.

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

ARTICLE XIV

LIMITED RECOURSE; NO BANKRUPTCY PETITION

Section 14.  (a) Limited Recourse. Notwithstanding any other provision hereof, the obligations of the Borrower under this Agreement are from time to time and at any time limited in recourse to the Collateral available at such time. To the extent the Collateral is not sufficient to meet the obligations of the Borrower in full, after application of the Collateral in accordance with the provisions of the Loan and Security Agreement, the Borrower shall have no further obligations hereunder and all obligations of and all remaining claims against the Borrower shall be extinguished and shall not thereafter revive. The obligations of the Borrower are solely corporate obligations of the Borrower and no action shall be taken against the members, incorporator, officer, employee, agent, partner administrator, organizer, affiliate, manager, servicer or member of any holder of any equity interests of the Borrower in connection with such obligations. The parties hereto agree that they shall not institute against, or join any other Person in instituting against the Borrower any bankruptcy, winding up, reorganization, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under U.S. federal or state bankruptcy laws or any similar laws until at least one year and one day after the payment in full of the Obligations. This Section 14 shall survive the expiration or termination of this Agreement and the resignation or removal of the Securities Intermediary.

(b)  No Bankruptcy Petition. Each of the parties hereto (other than the Administrative Agent) hereby agrees that it will not institute against, or join any other Person in instituting against, the Borrower any Insolvency Proceeding so long as there shall not have elapsed one (1) year and one (1) day (or such longer preference period as shall then be in effect) since the end of the Covenant Compliance Period. The provisions of this Section 14(b) are a material inducement for the Administrative Agent on behalf of the Secured Parties to enter into this Agreement and the transactions contemplated hereby and are an essential term hereof. The parties hereby agree that monetary damages are not adequate for a breach of the provisions of this Section 14(b) and the Administrative Agent may seek and obtain specific performance of such provisions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, winding up, insolvency, moratorium, winding up or liquidation proceedings, or other proceedings under U.S. federal or state bankruptcy or similar laws of any jurisdiction.

ARTICLE XV

LOAN ASSETS

Section 15. Notwithstanding any term hereof or elsewhere to the contrary, it is hereby expressly acknowledged and agreed that (i) interests in bank loans or participations (collectively “Loan Assets”) may be acquired by the Borrower from time to time that are not evidenced by, or accompanied by delivery of, a security (as that term is defined in UCC Section 8-102) or an instrument (as that term is defined in Section 9-102(a)(47) of the UCC), and may be evidenced solely by delivery to the Securities Intermediary of a photocopy or facsimile copy or a copy sent via email of an assignment agreement (“Loan Assignment Agreement”) in favor of the Borrower as assignee, (ii) any such Loan Assignment Agreement (and the registration of the related Loan Assets on the books and records of the applicable obligor or bank agent) shall be registered in the name of the Borrower, and (iii) if and to the extent any Loan Assets are credited to any Account described herein, any duty on the part of the Securities Intermediary to maintain such financial asset shall include the exercise of reasonable care by the Securities Intermediary in the physical custody of any such Loan Assignment Agreement that may be delivered to it. It is hereby further expressly acknowledged and agreed that, notwithstanding anything to the contrary appearing herein or elsewhere, the Securities Intermediary is under no duty or obligation to examine any underlying credit agreements or loan documents with respect to any Loan Asset to determine the validity or sufficiency of any Loan Assignment Agreement and the Securities Intermediary shall not otherwise be responsible for the Borrower’s title to any such Loan Assets that may be credited to any Account. For the avoidance of doubt, this Section 15 only applies to the Securities Intermediary and nothing in this Section 15 shall in any way modify, reduce or eliminate any of the duties of U.S. Bank National Association in any other capacity under the Transaction Documents.

[Signature Pages Follow]

IN WITNESS WHEREOF the parties have executed this Agreement with effect from the date specified on the first page of this document.

Borrower:

FIRST EAGLE CREDIT OPPORTUNITIES FUND SPV, LLC

By:	First Eagle Alternative Credit, LLC, its Designated Manager

By:	/s/ Sheelyn Michael
Name: Sheelyn Michael Title: Authorized Signatory

[Signature Page to Securities Account Control Agreement]

Administrative Agent:

ALLY BANK

By:	/s/ Jason M. Cardella
Name: Jason M. Cardella Title: Authorized Signatory Ally CF

[Signature Page to Securities Account Control Agreement]

Securities Intermediary:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Victor Siu Wing Yip
Name: Victor Siu Wing Yip
Title: Vice President

[Signature Page to Securities Account Control Agreement]

SCHEDULE I

Notice Information

Borrower:

FIRST EAGLE CREDIT OPPORTUNITIES FUND SPV, LLC

c/o First Eagle Alternative Credit, LLC

500 Boylston Street, Suite 1250

Boston, MA 02116

Attention: Sabrina Rusnak-Carlson, General Counsel

Telephone No.: (617) 790-6044

Email: Sabrina.Carlson@feim.com

Administrative Agent:

ALLY BANK
3 Bethesda Metro Center
Suite 925
Bethesda, MD 20814
Attention: Keith W. Harris
Telephone No.: (301) 273-6050
Email: keith.harris@ally.com and sharon.du@ally.com

Securities Intermediary:

U.S. BANK NATIONAL ASSOCIATION

190 S. LaSalle Street, 8th Floor
Chicago, Illinois 60603
Attention: Global Corporate Trust— First Eagle Credit Opportunities Fund SPV, LLC
Email: First.Eagle.BB@USBANK.COM

SCH. I-1